MMC

MMC Energy, Inc.
26 Broadway, Suite 907
New York, NY 10004
www.mmcenergy.com

Memo

To: Constitution Realty LLC

From: Denis Gagnon, CFO

CC:

Date: 7/6/2006

Re: 26 Broadway #907

Pursuant to Section 11 of our lease agreement dated January 31, 2006 for the above captioned space, notice is hereby given that all rights and obligations of MMC Energy North America, LLC (Tenant) have been transferred effective July 1, 2006 to MMC Energy, Inc. ("Assignee"), which has acquired 100% of the equity interests of Tenant. I further represent that the net asset value of the Assignee is (substantially) greater than Tenant as of such date.

Please feel free to visit our website www.mmcenergy.com **for more information on the merger, or to contact me with any further questions (212-785-5478).**

Regards,

Denis Gagnon